Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Rogers Communications Inc.

We consent to the use of:

•

our report dated February 11, 2016 on the consolidated financial statements of Rogers Communications Inc. (the “Company”) which comprise the consolidated statements of financial position of the Company as at December 31, 2015 and December 31, 2014, and the consolidated statements of income, comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2015, and notes, comprising a summary of significant accounting policies and other explanatory information; and

•	our report dated February 11, 2016 on the Company’s internal control over financial reporting as of December 31, 2015,

each of which is included in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2015.

We also consent to the incorporation by reference of such reports in Registration Statement No. 333-193960 and 333-178511 on Form F-10 and Registration Statement No. 333-170234 on Form F-3D of the Company.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants

February 11, 2016

Toronto, Canada